EXHIBIT 10.40

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”) is entered into this 20th day of November 2012, by and among PINNACLE BANK, a Tennessee state-chartered bank (the “Bank”), PINNACLE FINANCIAL PARTNERS, INC., a Tennessee corporation (the “Company”) (collectively, the Bank and the Company are referred to hereinafter as the “Employer”) and HUGH M. QUEENER (the “Executive”).

WHEREAS, the Bank, the Company and the Executive are parties to that certain employment agreement dated January 1, 2008 (the “Employment Agreement”), pursuant to which the Executive serves as Chief Administrative Officer of the Bank and the Company; and

WHEREAS, each of Pinnacle National Bank (the predecessor of the Bank), the Company and the Executive desires to amend the Employment Agreement.

NOW THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.             Capitalized Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

2.             Amendment to Employment Agreement. The Employment Agreement is hereby amended as follows:

(a)           Each reference to the “Human Resources Committee” throughout the Employment Agreement is hereby revised to read the “Human Resources and Compensation Committee”.

(b)           Section 2.1 of the Employment Agreement is herby deleted in its entirety and replaced with the following:

The Executive is employed initially as Executive Vice President and Chief Administrative Officer of the Bank and the Company and, subject to the direction of the Board of Directors of the Bank or the Company or its designee(s), shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Bank or the Company in connection with the conduct of its business. The duties and responsibilities of the Executive are set forth on EXHIBIT A attached hereto.

(b)           Section 4.7 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

4.7 VACATION.  On a non-cumulative basis, the Executive shall be entitled to five (5) weeks of vacation in each successive twelve-month period during the Term, during which his compensation shall be paid in full.

(c)           Section 8(ii) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

(ii) If to the Executive, to him at:

The most recent mailing address of the Executive that Employer has on record.

3.             Except as expressly modified hereby, the Employment Agreement shall remain in full force and effect.

4.             This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which shall constitute one and the same instrument.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the date first above written.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/ Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	CFO

PINNACLE BANK

By:	/s/ Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	CFO

EXECUTIVE

/s/ Hugh M. Queener
HUGH M. QUEENER